UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2025

Coinbase Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40289	46-4707224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Madison Avenue
Suite 2400
New York, NY	10010
(Address of principal executive offices)[1]	(Zip Code)[1]
Not Applicable
(Registrant’s telephone number, including area code)1
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value	COIN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
1 We are a remote-first company. Accordingly, we do not maintain a headquarters. We are including this address solely for the purpose of satisfying the Securities and Exchange Commission’s request. Stockholder communications may also be sent to the email address: secretary@coinbase.com.

Item 8.01 Other Events.
On August 15, 2025, Coinbase Global, Inc. (the “Company”) filed a prospectus supplement (“Prospectus Supplement”) to its effective shelf registration statement on Form S-3 (File No. 333-287084) filed with the Securities and Exchange Commission on May 8, 2025. The Company filed the Prospectus Supplement for the purpose of registering for resale or other disposition up to an aggregate of 10,997,856 shares of Class A Common Stock by the selling stockholders identified in the Prospectus Supplement to satisfy registration rights granted under that certain Share Purchase Agreement, dated as of May 8, 2025, by and among the Company, Sentillia B.V. (“Sentillia”), the Sentillia Shareholders listed on Exhibit B thereto and Shareholder Representative Services LLC as the shareholders’ agent.

In connection with the filing of the Prospectus Supplement, the Company is filing an opinion of its counsel, Fenwick & West LLP, regarding the legality of the Class A Common Stock being registered, which opinion is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINBASE GLOBAL, INC.

Dated: August 15, 2025	By:	/s/ Alesia J. Haas
Alesia J. Haas
Chief Financial Officer